                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     -----------------------------------

                                   FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 15, 1998


                            FIRST WAVE MARINE, INC.
             (Exact name of Registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)




               33-38157                                  76-0461352
        (Commission File Number)            (I.R.S. Employer Identification No.)



   4000 S. SHERWOOD FOREST BOULEVARD
               SUITE 603
         BATON ROUGE, LOUISIANA                           70816
(Address of principal executive offices)                (Zip Code)



                                 (504) 292-8800
              (Registrant's telephone number, including area code)

                                EXPLANATORY NOTE

       This current report on Form 8-K/A amends and restates in its entirety
Item 7 of the current report on Form 8-K of First Wave Marine, Inc (the "Company") dated May 15, 1998 and filed with the Securities and Exchange Commission on May 29, 1998 (the "Original Form 8-K")

       All statements other than statements of historical fact contained in this document, concerning future expansion plans and other matters are forward-looking statements. Forward-looking statements in this document generally are accompanied by words such as "anticipate," "believe," "intend," "estimate" or "expect" or similar statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements include risks such as the dependence on the oil and gas industry, difficulties related to managing growth in operations, the risks associated with the recent expansion into the offshore drilling rig segment, and labor, operating, regulatory and other risks in the shipbuilding industry. All forward-looking statements in this document are expressly qualified in their entirety by the cautionary statements in this paragraph.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

       (a)     Financial Statements of Business Acquired.

              The audited Consolidated Statements of Earnings of the Barge Building Division of Galveston Shipbuilding Company ("GSC-BBD") for the years ending December 31, 1996 and 1997 and the unaudited Consolidated Statements of Earnings of GSC-BBD for the three-month periods ending March 31, 1997 and 1998 are attached hereto as Annex I. Additionally, the audited accompanying Balance Sheets of GSC-BBD as of December 31, 1996 and 1997 and the unaudited Balance Sheet of GSC-BBD as of March 31, 1998 are attached hereto as Annex I. These statements are filed in compliance with Rule 3.05 of Regulation S-X.

       (b)    Pro Forma Financial Information.

              Pro forma financial information of the Company is attached hereto as Annex II. This pro forma financial information is filed in compliance with Article 11 of Regulation S-X.

       (c)    Exhibits.

       *2.1 -- Sale and Purchase Agreement dated May 1, 1998 between FW Marine Properties, Inc. and Galveston Shipbuilding Company.

       *99.1  -- Press Release dated May 27, 1998.

 *Previously filed as an Exhibit to the Original Form 8-K.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


                                   FIRST WAVE MARINE, INC.

                                   Date: July 29, 1998


                                   By:        /s/ David B. Ammons
                                       -----------------------------------------
                                           David B. Ammons
                                           Executive Vice President,
                                           CFO and Secretary



                                 EXHIBIT INDEX

       *2.1 -- Sale and Purchase Agreement dated May 1, 1998 between FW Marine Properties, Inc. and Galveston Shipbuilding Company.

       *99.1  -- Press Release dated May 27, 1998.

*Previously filed as an Exhibit to the Original Form 8-K.

ANNEX I


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Galveston Shipbuilding Company


         We have audited the accompanying balance sheets of the Barge Building Division of Galveston Shipbuilding Company as of December 31, 1997 and 1996, and the related statements of earnings, divisional equity, and cash flows for the years then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of the Barge Building Division of Galveston Shipbuilding Company as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


Grant Thornton LLP

Houston, Texas
June 12, 1998

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

                                 BALANCE SHEETS
                                 (In thousands)


                                     ASSETS
                                                                  December 31,
                                                            ---------------------    March 31,
                                                              1996        1997        1998
                                                            ---------   ---------   ---------
CURRENT ASSETS                                                                     (Unaudited)
    Cash and cash equivalents                               $     272   $     300   $     300
    Certificates of deposit                                     1,303       1,658       1,057
    Accounts receivable                                            31          13           7
    Inventories                                                   986         776         238
    Costs and estimated earnings in excess of billings
       on uncompleted contracts                                 1,183       1,295       1,123
    Prepaid expenses                                              229         608         594
                                                            ---------   ---------   ---------
          Total current assets                                  4,004       4,650       3,319
PROPERTY AND EQUIPMENT, NET                                     2,707       2,443       2,349
OTHER                                                              35          22          21
                                                            ---------   ---------   ---------
                                                            $   6,746   $   7,115   $   5,689
                                                            =========   =========   =========
                        LIABILITIES AND DIVISIONAL EQUITY
CURRENT LIABILITIES
    Notes payable                                           $   2,404   $   1,316   $     473
    Current portion of long-term debt                             205         491         275
    Trade accounts payable                                      1,036       1,205         322
    Accrued liabilities                                           343         477         382
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                     --           488         293
                                                            ---------   ---------   ---------
          Total current liabilities                             3,988       3,977       1,745
LONG-TERM DEBT, net of current portion                          1,769       1,278       1,340
COMMITMENTS AND CONTINGENCIES                                    --          --          --
DIVISIONAL EQUITY                                                 989       1,860       2,604
                                                            ---------   ---------   ---------
                                                            $   6,746   $   7,115   $   5,689
                                                            =========   =========   =========





The accompanying notes are an integral part of these statements.

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

                             STATEMENTS OF EARNINGS
                                 (In thousands)



                                                   Year ended            Three months ended
                                                   December 31,              March 31,
                                             ----------------------    ----------------------
                                               1996         1997         1997          1998
                                             ---------    ---------    ---------    ---------
                                                                            (Unaudited)
REVENUES                                     $  10,724    $  14,825    $   3,706    $   3,919
COST OF REVENUES                                 9,270       11,611        3,028        2,780
                                             ---------    ---------    ---------    ---------
              Gross margin                       1,454        3,214          678        1,139
GENERAL AND ADMINISTRATIVE
    EXPENSES                                       390          512           89           80
                                             ---------    ---------    ---------    ---------
              Earnings from operations           1,064        2,702          589        1,059
OTHER INCOME (EXPENSE)
    Other income (expense)                         569           (7)         (99)        (208)
    Interest expense                              (296)        (307)         (94)         (21)
                                             ---------    ---------    ---------    ---------
                                                   273         (314)        (193)        (229)
                                             ---------    ---------    ---------    ---------
              Earnings before income taxes       1,337        2,388          396          830
INTERDIVISIONAL INCOME TAX
    PROVISION                                      501          896          148          312
                                             ---------    ---------    ---------    ---------
              NET EARNINGS                   $     836    $   1,492    $     248    $     518
                                             =========    =========    =========    =========




The accompanying notes are an integral part of these statements.

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

                         STATEMENT OF DIVISIONAL EQUITY
                                 (In thousands)



                                                                 Additional
                                        Common        paid-in     Retained     Divisional
                                         stock        capital     earnings       equity
                                        ---------    ---------    ---------    ---------
Balance at January 1, 1996              $       1    $      99    $    (129)   $    --
Reorganization                                 (1)         (99)         129          (29)
Interdivisional transfers                    --           --           --            182
Net earnings                                 --           --           --            836
                                        ---------    ---------    ---------    ---------
Balance at December 31, 1996                 --           --           --            989
Interdivisional transfers                    --           --           --           (621)
Net earnings                                 --           --           --          1,492
                                        ---------    ---------    ---------    ---------
Balance at December 31, 1997                 --           --           --          1,860
Interdivisional transfers (unaudited)        --           --           --            226
Net earnings (unaudited)                     --           --           --            518
                                        ---------    ---------    ---------    ---------
Balance at March 31, 1998 (unaudited)   $    --      $    --      $    --      $   2,604
                                        =========    =========    =========    =========



The accompanying notes are an integral part of this statement.

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

                            STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                       Year ended              Three months ended
                                                       December 31,               March 31,
                                                  ----------------------    ----------------------
                                                    1996         1997         1997         1998
                                                  ---------    ---------    ---------    ---------
                                                                                 (Unaudited)
Cash flows from operating activities
    Net earnings                                  $     836    $   1,492    $     248    $     518
    Adjustments to reconcile net earnings
       to net cash (used) provided by
       operating activities
       Depreciation and amortization                    170          294          103          128
       Change in assets and liabilities
          Decrease in accounts receivable               121           18         --              6
          (Increase) decrease in inventories           (960)         210          914          538
          (Increase) decrease in costs and
              estimated earnings in excess of
              billings on uncompleted contracts        (898)        (112)         (55)         172
          (Increase) decrease  in prepaid
              expenses                                 (101)        (379)         (72)          14
          (Increase) decrease in other assets            (4)           4           (9)        --
          Increase (decrease) in trade
              accounts payable                          710          169         (714)        (883)
          (Decrease) increase in accrued
              liabilities                              (277)         134           (6)         (95)
          Increase (decrease) in billings in
              excess of costs and estimated
              earnings on uncompleted
              contracts                                --            488         --           (195)
                                                  ---------    ---------    ---------    ---------
              Net cash (used) provided by
                  operating activities                 (403)       2,318          409          203
Cash flows from investing activities
    Acquisition of property and equipment            (1,090)         (21)          (6)         (33)
    Net (purchase) proceeds of certificates
       of deposit                                      (653)        (355)         201          601
                                                  ---------    ---------    ---------    ---------
              Net cash (used) provided by
                  investing activities               (1,743)        (376)         195          568

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

                                 (In thousands)


                                                         Year ended              Three months ended
                                                        December 31,               March 31,
                                                   ----------------------    ----------------------
                                                     1996         1997         1997         1998
                                                   ---------    ---------    ---------    ---------
                                                                                   (Unaudited)
Cash flows from financing activities
    Proceeds from issuance of long-term debt       $   1,450    $    --      $    --      $    --
    Payments on long-term debt                          (179)        (205)         (62)        (154)
    Proceeds from issuance of notes payable            1,885         --           --           --
    Payments on notes payable                           (885)         (65)         (13)        --
    Net payments on revolving line of credit            --         (1,023)        (381)        (843)
    Interdivisional transfers                            182         (621)        (327)         226
    Loan origination costs                               (39)        --           --           --
                                                   ---------    ---------    ---------    ---------
              Net cash provided (used) by
                  financing activities                 2,414       (1,914)        (783)        (771)
                                                   ---------    ---------    ---------    ---------
              Net increase (decrease) in cash            268           28         (179)        --
Cash and cash equivalents at beginning
    of period                                              4          272          272          300
                                                   ---------    ---------    ---------    ---------
Cash and cash equivalents at end of period         $     272    $     300    $      93    $     300
                                                   =========    =========    =========    =========

Supplemental disclosure of cash flow information
    Cash paid during the period for
       Interest                                    $     282    $     312    $      94    $      22






The accompanying notes are an integral part of these statements.

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

                          NOTES TO FINANCIAL STATEMENTS
        (Information as of and for the three months ended March 31, 1997 and March 31, 1998 is unaudited)
                                 (In thousands)



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Barge Building Division of Galveston Shipbuilding Company's (the Division) business is concentrated in building river-going barges, and the Division customarily extends credit to such customers. The Division provides construction services from its location along the Intracoastal Waterway in Galveston, Texas.

    A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

    1.   DIVISIONAL EXPENSES

    The financial statements of the Division reflect all of its costs of doing business. Cost of revenues reflects actual costs of production, including a rental charge for equipment owned by Galveston Shipbuilding Company (the Parent) used in the Division's production.

    The Division's financial statements include an allocation, which management believes to be reasonable, of general, administrative and selling expenses (including payroll and related costs, office rental and supplies and similar expenses) which have been allocated to the Division based upon the levels of production in each of the Parent's divisions.

    The Division has recorded an interdivisional provision for income taxes based upon the tax rate of the Division, calculated on a stand alone basis, which has been recorded through a charge to interdivisional equity.

    2.   ACCOUNTS RECEIVABLE

    Management considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is recorded. If collection of amounts becomes uncertain, an allowance will be established.

    3.   REVENUE COST AND RECOGNITION

    Revenues from lump-sum construction contracts are recognized on the percentage-of-completion method, measured by the input hours-to-hours method. This method is used because management considers this method to be the best available measure of progress on these contracts.

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

        (Information as of and for the three months ended March 31, 1997 and March 31, 1998 is unaudited)
                                 (In thousands)



NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
            CONTINUED

    Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

    The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

    4.  INVENTORIES

    Inventories consist of raw materials, repair parts and assets under construction but not under contract. Inventories are valued at the lower of cost or market using the first-in, first-out method.

    5.   PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets.

    6.   USE OF ESTIMATES

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

        (Information as of and for the three months ended March 31, 1997 and March 31, 1998 is unaudited)
                                 (In thousands)



 NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
    CONTINUED

    7.   CASH EQUIVALENTS

    The Division considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents. The Division maintains a deposit account with a federally insured financial institution which at times may exceed the insured amount of $100. The Division has not experienced any losses in this account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

    8.   INTERIM FINANCIAL INFORMATION

    Financial information as of March 31, 1998 and for the three months ended March 31, 1997 and 1998, included herein, is unaudited. Such information includes all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the financial information in the interim periods. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results of the full fiscal year.


 NOTE B - COSTS AND ESTIMATED EARNINGS ON LUMP-SUM CONTRACTS IN
    PROGRESS

    Costs and estimated earnings on lump-sum contracts in progress are as follows:

                                                           December 31,
                                                      ---------------------    March 31,
                                                        1996        1997        1998
                                                      ---------   ---------   ---------
                                                                             (Unaudited)
       Cost incurred on uncompleted contracts         $   6,870   $   2,095   $   4,837
       Estimated earnings                                 1,016         988       2,140
                                                      ---------   ---------   ---------
                                                          7,886       3,083       6,977
       Less billings applicable thereto                   6,703       2,276       6,147
                                                      ---------   ---------   ---------
                                                      $   1,183   $     807   $     830
                                                      =========   =========   =========
       Included in the accompanying balance sheets
          under the following captions:
          Cost and estimated earnings in excess of
              billings on uncompleted contracts       $   1,183   $   1,295   $   1,123
          Billings in excess of costs and estimated
              earnings on uncompleted contracts            --           488         293
                                                      ---------   ---------   ---------
                                                      $   1,183   $     807   $     830
                                                      =========   =========   =========

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

        (Information as of and for the three months ended March 31, 1997 and March 31, 1998 is unaudited)
                                 (In thousands)



NOTE C - PROPERTY AND EQUIPMENT
    Property and equipment are summarized as follows:

                                                                   December 31,
                                           Estimated useful --------------------------     March 31,
                                            lives in years     1996           1997           1998
                                             -----------    -----------    -----------    -----------
                                                                                          (Unaudited)
       Land                                                 $       712    $       712    $       712
       Buildings and shipyard improvements          5-20          1,046          1,046          1,046
       Automobiles                                   3-5             11             11             11
       Office furniture, fixtures and
          equipment                                 5-10              5              9              9
       Machinery and equipment                      5-15          1,343          2,854          2,795
                                                            -----------    -----------    -----------
                                                                  3,117          4,632          4,573
          Less accumulated depreciation                          (1,955)        (2,189)        (2,304)
                                                            -----------    -----------    -----------
                                                                  1,162          2,443          2,269
       Construction in progress                                   1,545           --               80
                                                            -----------    -----------    -----------
                                                            $     2,707    $     2,443    $     2,349
                                                            ===========    ===========    ===========


NOTE D - NOTES PAYABLE

    Notes payable consists of the following:

                                                                          December 31,
                                                                    ------------------------             March 31,
                                                                     1996             1997                1998
                                                                    ------           -------             -------
                                                                                                        (Unaudited)
       Revolving line of credit of $1,500 at a bank;
          interest at prime plus 1.5% (9% at December
          31, 1997) due monthly; maturing January 28,
          1998; collateralized by property                          $1,488           $   943             $   250
       Revolving line of credit of $500 at a bank;
          interest at 7.25%; due monthly; maturing
          May 3, 1998; collateralized by certificates
          of deposit                                                   500               315                 165
       Revolving line of credit of $200 at a bank;
          interest at 6%; principal and interest due
          at maturity date of February 20, 1997 or
          on demand; collateralized by certificates
          of deposit.  Paid in 1997.                                   200                --                  --

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

        (Information as of and for the three months ended March 31, 1997 and March 31, 1998 is unaudited)
                                 (In thousands)



NOTE D - NOTES PAYABLE - CONTINUED

                                                            December 31,
                                                       ---------------------   March 31,
                                                         1996        1997        1998
                                                       ---------   ---------   ---------
                                                                              (Unaudited)
       Note payable to a bank; principal of $3 plus
          interest at 11% due monthly or on demand;
          maturing August 2, 1998; collateralized by
          property.  Paid in 1997.                     $      66   $    --     $    --

       Revolving line of credit of $300 at a bank;
          interest at 6.95%; due monthly; maturing
          February 7, 1998; collateralized by
          certificates of deposit.  Paid in 1997.             92        --          --

       Other notes payable                                    58          58          58
                                                       ---------   ---------   ---------
                                                       $   2,404   $   1,316   $     473
                                                       =========   =========   =========

NOTE E - LONG-TERM DEBT

    Long-term debt consists of the following:

                                                            December 31,
                                                        ---------------------    March 31,
                                                          1996        1997        1998
                                                        ---------   ---------   ---------
                                                                               (Unaudited)
Note payable to a business; principal and interest
   at 6% for payments of $1 for the first twelve
   months; $4 for the next twenty-three months;
   and last payment for balance plus accrued
   interest; maturing on February 15, 2001;
   unsecured. Paid off during first quarter of
   1998.                                                $      82   $      82   $    --
Note payable to a business; principal and interest
   at 6% for payments of $2 due monthly; maturing
   on December 12, 2000; collateralized by certain
   equipment.                                                  86          68          62
Note payable to a bank; principal of $6 plus interest
   at prime plus 1% (9.5% at December 31, 1997)
   due monthly; maturing on December 15, 1999;
   collateralized by certain vehicles.                        210         138         109

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

        (Information as of and for the three months ended March 31, 1997 and March 31, 1998 is unaudited)
                                 (In thousands)



NOTE E - LONG-TERM DEBT - CONTINUED

                                                                  December 31,
                                                            ---------------------   March 31,
                                                              1996        1997        1998
                                                            ---------   ---------   ---------
                                                                                   (Unaudited)
       Note payable to a bank; principal and interest at
          prime plus 1% (9.5% at December 31, 1997)
          for total payments of $19 due monthly; maturing
          in February 2001; collateralized by property      $   1,371   $   1,274   $   1,244

       Note payable to a bank; principal and interest at
          prime plus 1% (9.5% at December 31, 1997)
          for payments of $3 due monthly; maturing on
          June 27, 1998; collateralized by property               225         207         200
                                                            ---------   ---------   ---------
                                                                1,974       1,769       1,615
       Less current portion                                       205         491         275
                                                            ---------   ---------   ---------
                                                            $   1,769   $   1,278   $   1,340
                                                            =========   =========   =========

    Maturities of long-term debt at December 31, 1997 are:

       Year ending
       December 31,                                                          Amount
       ------------                                                          ------
           1998                                                              $  491
           1999                                                                 213
           2000                                                                 162
           2001                                                                 903
                                                                             ------
                                                                             $1,769
                                                                             ======

    The fair value of long-term debt and notes payable approximates book value.

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

        (Information as of and for the three months ended March 31, 1997 and March 31, 1998 is unaudited)
                                 (In thousands)



NOTE F - COMMITMENTS AND CONTINGENCIES

    The Division leases cranes under noncancelable operating leases expiring at various dates through 1999 in the approximate amount of $240 in 1998 and $32 in 1999. Rent expense for the years ended December 31, 1997 and 1996 was approximately $250 and $200 and for the three months ended March 31, 1998 and 1997 was approximately $80.

    The Division is involved in certain claims and lawsuits occurring in the normal course of business. Management, after consultation with outside legal counsel, does not believe the outcome of these actions will have a material impact on the financial statements of the Division.

    The Division is subject to extensive and changing federal, state and local laws and regulations designed to protect the environment. The Division from time to time is involved in administrative and other proceedings under environmental laws involving its operations and facilities. Environmental laws could impose liability for remediation costs or result in civil or criminal penalties in cases of noncompliance. Environmental laws have been subject to frequent change; therefore, the Division is unable to predict the future costs or other future impact of environmental laws on its operations.


NOTE G - BENEFIT PLAN

    Eligible employees of the Division participate in a 401(k) deferred savings plan (the Plan) as of October 1, 1997. Under the Plan, a participating employee may allocate a percentage of their salary and the Division makes matching contributions to the Plan of 25% of participant contributions up to 6% of compensation. Contributions for the year ended December 31, 1997 has approximately $6 and for the three months ended March 31, 1998 was approximately $4.

            BARGE BUILDING DIVISION OF GALVESTON SHIPBUILDING COMPANY

        (Information as of and for the three months ended March 31, 1997 and March 31, 1998 is unaudited)
                                 (In thousands)


NOTE H - MAJOR CUSTOMERS

    The Division had the following customers to which it had sales exceeding 10% of total Division sales:

                                        Year ended          Three months ended
                                        December 31,             March 31,
                                     -------------------   --------------------
                                      1996       1997       1997        1998
                                     --------   --------   --------    --------
                                                               (Unaudited)
          Customer A                       64%        24%        33%        (a)
          Customer B                       26%       (a)        (a)         (a)
          Customer C                      (a)         29%        45%        (a)
          Customer D                      (a)         21%       (a)          75%
          Customer E                      (a)        (a)         10%        (a)
          Customer F                      (a)        (a)         10%        (a)
          Customer G                      (a)        (a)        (a)          25%

       (a)  Less than 10%.


NOTE I - RELATED PARTY TRANSACTIONS

    The Division engages in transactions with others divisions of the Parent and other related parties.

    As a result of the aforementioned transactions, included in notes payable on the accompanying balance sheets at December 31, 1996 and 1997 and March 31, 1998 are $58, $58 and $58 for a note payable to a related party. Included in costs of revenue on the accompanying income statements at December 31, 1996 and 1997 and March 31, 1998 are $55, $34 and $8 of rental expense to related parties.

    Interdivisional rent expense for the years ended December 31, 1996 and 1997 was $55 and $34, and for the three months ended March 31, 1997 and 1998 was $8 and $8.

ANNEX II.

                    UNAUDITED PRO FORM CONSOLIDATED COMBINED
                              FINANCIAL INFORMATION




The following unaudited pro forma consolidated combined financial information gives pro forma effect to: (i) the completion of the acquisition of certain assets of the Barge Building Division of Galveston Shipbuilding Company ("GSC-BBD" or "GSC-BBD Acquisition"), (ii) the completion of the acquisition of 100% of the outstanding capital stock of John Bludworth Marine, Inc. ("JBM" or "JBM Acquisition"), (iii) the completion of the acquisition of all of the minority interest of one of its subsidiaries ("Minority Interest Exchange"), and
(iv) the completion of a $90 million 11% Senior Notes Offering (the "Offering"), as if they had occurred at January 1, 1997 with respect to the unaudited pro forma consolidated combined statements of operations and as if the GSC-BBD Acquisition had occurred March 31, 1998 with respect to the unaudited pro forma consolidated combined balance sheet. This pro forma information should be read in conjunction with the historical financial statements (including notes thereto) of GSC-BBD appearing elsewhere herein, and the consolidated historical financial statements (including notes thereto) of the Company and JBM included in previous filings of the Company with the Securities and Exchange Commission.


The pro forma adjustments reflecting the consummation of the GSC-BBD Acquisition and the JBM Acquisition on the purchase method of accounting are based on available financial information and certain estimates and assumptions set forth in the Notes to the Unaudited Pro Forma Consolidated Combined Financial Statements. The assumptions include the acquisition of GSC-BBD with $5.5 million in cash available from the Offering, and the acquisition of 100% of the outstanding capital stock of JBM for $15.0 million in cash and the issuance of a $4.0 million promissory note. The pro forma adjustments do not reflect any operating efficiencies and cost savings that may be achievable with respect to the combined businesses.


The following information is not necessarily indicative of the future financial position or operating results of the combined businesses or the financial position or operating results of the combined businesses had the JBM Acquisition, the GSC-BBD Acquisition, the Minority Interest Exchange, and the Offering occurred on the dates discussed above. For purposes of preparing its Consolidated Financial Statements, the Company will establish a new basis for the GSC-BBD assets, based upon the fair values thereof and the Company's purchase price thereof, including the costs of the GSC-BBD Acquisition. The Unaudited Pro Forma Consolidated Combined Financial Information reflects the Company's best estimates; however, the actual financial position and the results of operations may differ from the pro forma amounts reflected herein because of various factors, including, without limitation, access to additional information, changes in value and changes in operating results between the date of preparation of the Unaudited Pro Forma Consolidated Combined Financial Information and the date on which the GSC-BBD Acquisition actually closed.

                             FIRST WAVE MARINE, INC.
                  PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
                                 MARCH 31, 1998
                                   (Unaudited)

                                 (in thousands)



                                               FIRST WAVE            PRO FORMA  PRO FORMA  PRO FORMA
                                              MARINE, INC.  GSC-BBD  ADJUSTMENTS  NOTES    COMBINED
                                                --------   --------   --------    ------   --------
                    ASSETS
Cash and cash equivalents                       $ 33,821   $    300   $   (300)      (a)   $ 28,321
                                                                        (5,500)      (a)
Investments held-to-maturity                      11,017      1,057     (1,057)      (a)     11,017
Accounts receivable, less allowance               17,504          7         (7)      (a)     17,504
Inventories                                          786        238       (238)      (a)        786
Costs and estimated earnings in excess
    of billings on uncompleted contracts             117      1,123     (1,123)      (a)        117
Income tax receivable                                111       --                               111
Deferred income taxes                                 81       --                                81
Prepaids and other                                   263        594       (610)      (a)        247
                                                --------   --------   --------             --------
   Total current assets                           63,700      3,319     (8,835)              58,184
Property and equipment, net                       47,891      2,349      3,151       (a)     53,391
Financing costs, net                               4,302       --                             4,302
Goodwill and other intangibles, net               16,629       --                            16,629
Deposits and other                                   623         21        (21)      (a)        623
                                                --------   --------   --------             --------
    Total assets                                $133,145   $  5,689   $ (5,705)            $133,129
                                                ========   ========   ========             ========

                LIABILITIES AND
             STOCKHOLDERS' EQUITY

Notes payable                                   $ 10,847   $    473   $   (473)      (a)   $ 10,847
Current portion of long-term obligations            --          275       (275)      (a)       --
Trade accounts payable                             2,973        322       (322)      (a)      2,973
Accrued liabilities                                6,214        382       (382)      (a)      6,214
Billings in excess of costs and estimated                                                      --
   earnings on uncompleted contracts                --          293       (293)      (a)       --
                                                --------   --------   --------             --------
   Total current liabilities                      20,034      1,745     (1,745)              20,034
Long-term obligations                              3,209      1,340     (1,340)      (a)      3,209
Subordinated debt                                  6,328       --                             6,328
Senior notes                                      90,000       --                            90,000
Deferred income taxes                              5,229       --                             5,229
Other liabilities                                  1,152       --                             1,152
                                                --------   --------   --------             --------
   Total liabilities                             125,952      3,085     (3,085)             125,952
                                                --------   --------   --------             --------
Stockholders' equity                               7,193      2,604     (2,620)      (a)      7,177
                                                --------   --------   --------             --------
   Total liabilities and stockholders' equity   $133,145   $  5,689   $ (5,705)            $133,129
                                                ========   ========   ========             ========

FIRST WAVE MARINE, INC.
PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
TWELVE MONTHS ENDED DECEMBER 31, 1997
(Unaudited)
(In thousands, except per share data)



                                                                   JOHN                                  PRO FORMA
                                                 FIRST WAVE      BLUDWORTH       PRO FORMA   PRO FORMA  TOTAL PRIOR
                                                 MARINE, INC.   MARINE, INC.    ADJUSTMENTS    NOTES     TO GSC-BBD
                                                 ------------   ------------    -----------    -----     ----------
Revenues                                           $ 34,616       $ 27,961       $     --                $ 62,577
Cost of revenues                                     19,952         20,115            352       (d)        40,419
                                                   --------        -------       --------                --------
   Gross profit                                      14,664          7,846           (352)                 22,158
General and administrative expenses                   7,437          2,960            403       (d)        10,800
                                                   --------        -------       --------                --------
   Income from operations                             7,227          4,886           (755)                 11,358
Interest expense - net                                1,815            883         (2,698)      (c)        10,338
                                                                                    9,900       (b)
                                                                                      438       (b)
Minority interest in net earnings of subsidiary         750             --           (750)      (h)            --
                                                   --------        -------       --------                --------
Income before income taxes
   and extraordinary item                             4,662          4,003         (7,645)                  1,020
Income tax expense                                    2,001          1,521                                  3,522
                                                   --------        -------       --------                --------
Income before extraordinary item                      2,661          2,482         (7,645)                 (2,502)
Extraordinary item, net of tax                                                       (933)      (f)          (933)
                                                   --------        -------       --------                --------
Net income (loss)                                  $  2,661        $ 2,482       $ (8,578)               $ (3,435)
                                                   ========        =======       ========                ========





Basic and diluted earnings per share:

   Before extraordinary item                       $   0.25
   Extraordinary item                                    --
                                                   --------
   Net income (loss)                               $   0.25
                                                   ========
   Weighted-average shares outstanding               10,680
                                                   ========

                                                                                          TOTAL
                                                              PRO FORMA    PRO FORMA    PRO FORMA
                                                   GSC-BBD    ADJUSTMENTS    NOTES       COMBINED
                                                   -------    -----------    -----       --------
Revenues                                          $ 14,825                               $ 77,402
Cost of revenues                                    11,611           99       (e)          52,129
                                                  --------      -------                  --------
   Gross profit                                      3,214          (99)                   25,273
General and administrative expenses                    519                                 11,319
                                                  --------      -------                  --------
   Income from operations                            2,695          (99)                   13,954
Interest expense - net                                 307         (307)      (c)          10,338


Minority interest in net earnings of subsidiary         --                                     --
                                                  --------      -------                  --------
Income before income taxes
   and extraordinary item                            2,388          208                     3,616
Income tax expense                                     896       (2,866)      (g)           1,552
                                                  --------      -------                  --------
Income before extraordinary item
Extraordinary item, net of tax                       1,492        3,074                     2,064
                                                                                             (933)
                                                  --------      -------                  --------
Net income (loss)                                 $  1,492      $ 3,074                  $  1,131
                                                  ========      =======                  ========




Basic and diluted earnings per share:

   Before extraordinary item                                                               $ 0.18
   Extraordinary item                                                                       (0.08)
                                                                                         --------
   Net income (loss)                                                                       $ 0.10
                                                                                         ========
   Weighted-average shares outstanding                                       (h)           11,649
                                                                                         ========

FIRST WAVE MARINE, INC.
PRO FORMA CONSOLIDATED COMBINED STATEMENT OF EARNINGS
THREE MONTHS ENDED MARCH 31, 1998
(Unaudited)
(In thousands, except per share data)

                                                          JOHN
                                                        BLUDWORTH                             PRO FORMA
                                        FIRST WAVE     MARINE, INC.    PRO FORMA   PRO FORMA TOTAL PRIOR
                                       MARINE, INC.    JANUARY 1998    ADJUSTMENTS   NOTES   TO GSC-BBD
                                       ------------    ------------    -----------   -----   ----------
Revenues                                  $ 15,767        $ 2,104          $  --               $ 17,871
Cost of revenues                            10,182          1,398             29      (d)        11,609
                                          --------        -------          -----               --------
   Gross profit                              5,585            706            (29)                 6,262
General and administrative expenses          3,704            270             34      (d)         4,008
                                          --------        -------          -----               --------
   Income from operations                    1,881            436            (63)                 2,254
Interest expense - net                       1,726            115           (115)     (c)         2,587
                                                                             825      (b)
                                                                              36      (b)
Other                                           --             --             --                     --
                                          --------        -------          -----               --------
Income before income taxes
   and extraordinary item                      155            321           (809)                  (333)
Income tax expense                              83            122             --                    205
                                          --------        -------          -----               --------
Income before extraordinary item                72            199           (809)                  (538)
Extraordinary item, net of tax                (933)            --            933      (f)            --
                                          ========        =======          =====               ========
Net income (loss)                         $   (861)       $   199          $ 124               $   (538)
                                          ========          =====          =====               ========





Basic and diluted earnings per share:

   Before extraordinary item              $   0.01
   Extraordinary item                        (0.08)
                                          ========
   Net income (loss)                      $  (0.07)
                                          ========

   Weighted-average shares outstanding      11,757
                                          ========
                                                                                 TOTAL
                                                  PRO FORMA    PRO FORMA       PRO FORMA
                                      GSC-BBD    ADJUSTMENTS     NOTES         COMBINED
                                      -------    -----------     -----         --------
Revenues                              $ 3,919                                  $ 21,790
Cost of revenues                        2,780          24        (e)             14,413
                                      -------       -----                      --------
   Gross profit                         1,139         (24)                        7,377
General and administrative expenses        80                                     4,088
                                      -------       -----                      --------
   Income from operations               1,059         (24)                        3,289
Interest expense - net                     21         (21)       (c)              2,587


Other                                     208          --                           208
                                      -------       -----                      --------
Income before income taxes
   and extraordinary item                 830          (3)                          494
Income tax expense                        312        (332)       (g)                185
                                      -------       -----                      --------
Income before extraordinary item          518         329                           309
Extraordinary item, net of tax             --          --                            --
                                      =======       =====                      ========
Net income (loss)                     $   518       $ 329                      $    309
                                      =======       =====                      ========





Basic and diluted earnings per share:

   Before extraordinary item                                                   $   0.03
   Extraordinary item                                                                --
                                                                               ========
   Net income (loss)                                                           $   0.03
                                                                               ========
   Weighted-average shares
     outstanding                                                                 11,757
                                                                               ========

                             FIRST WAVE MARINE, INC.
                    NOTES TO PRO FORMA CONSOLIDATED COMBINED
                              FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT PER SHARE AND PER SHARE DATA)


(a) On May 15, 1998, the Company purchased certain assets, primarily property and equipment, of the Barge Building Division of Galveston Shipbuilding Company. This adjustment reflects the purchase of the assets for $5.5 million in cash, the write-up of the property and equipment to appraised value and the reversal of those assets, liabilities and equity that were not acquired by the Company.

(b) On February 2, 1998, the Company completed the offering of $90 million of 11% Senior Notes. This adjustment reflects the additional interest expense and financing costs amortization that the Company would have incurred had the Offering been completed on January 1, 1997.

(c) To record the decrease in interest expense related to the reduction of long-term debt with proceeds of the Offering.

(d) On February 2, 1998, the Company completed the JBM Acquisition. This adjustment reflects the additional depreciation expense related to the increase in value of property and equipment, and the additional goodwill and other intangibles amortization.

(e) To record additional depreciation expense related to the increase in value of property and equipment acquired in the GSC-BBD Acquisition.

(f) To reverse the extraordinary item related to the early extinguishment of debt that was reflected in 1998 and record it as if it had occurred on January 1, 1997.

(g) To record reduction in income tax expense, resulting from the decrease in pro forma earnings resulting from both sets of pro forma adjustments. This adjustment was computed using Statement of Financial Accounting Standard No. 109.

(h) Effective December 31, 1997, the Company completed the acquisition of all of the minority interest of one of its subsidiaries. The minority shareholders of that subsidiary received 999,390 shares of the Company. This adjustment reflects the reversal of minority interest for 1997. The pro forma combined weighted average shares outstanding includes the 999,390 shares issued in the exchange.